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                                 EXHIBIT (99-8)



      Directors and Officers (Seventh) Excess Liability Binder of Insurance

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[ARCH INSURANCE LOGO]
ARCH INSURANCE (BERMUDA)
(A Division of Arch Reinsurance Ltd.)
FACSIMILE TRANSMITTAL SHEET
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TO:                                      FROM:
         Marty Svensen                         Tony Hay
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COMPANY:                                 DATE:
         H&H Park International                 JULY 2, 2002
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FAX NUMBER:                              TOTAL NUMBER OF PAGES INCLUDING COVER:
         295 4622                          2
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RE:            Proctor & Gamble - D&O / Corp Reimbursement - PROVISIONAL BINDER

Arch Insurance (Bermuda) confirms provisionally binding D&O / C. Re insurance as follows:

Policy Limit:     $25,000,000 per occurrence and in the aggregate

Attachment Point: $75,000,000

Annual Premium:   $285,000 gross

Commission:       12%

Policy Period:    June 30, 2002 to June 30, 2003

Policy Form:     Excess Follow-form Policy

Binder Period:    June 30, 2002 to July 12, 2002

Policy Number:    TBA

Underlying program:

CODA: $25m side-a only.
XL: $25m xs $25m
ACE: $25m xs $50m
AWAC: $25m xs $75m
Chubb: $25m xs $100m
Starr: $25m xs $125m
XL: $25m xs $150m
Arch Bermuda: $25m xs $175m

Special Conditions:
1. Coverage is D&O/C. Re only. Arch will provide cover no wider than the narrowest underlying policy. No difference in conditions coverage is provided. No reinstatement is available.

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                          CRAIG APPIN HOUSE, 2ND FLOOR
                                8 WESLEY STREET
                                HAMILTON, HM 11
                                    BERMUDA
                            TELEPHONE (441) 278 9275
                            FACSIMILE (441) 278 9296

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2.   Copies of underlying policies will be required prior to issuance of the
     Arch policy.

3. Form followed is XL. Arch provides cover no wider than the narrowest underlying policy. The Policy is subject to New York law and London arbitration.

4.   Prior/pending litigation exclusion effective June 30, 2002.

5.   This is a provisional binder, and is subject to the following:

     - Receipt, review and acceptance of all underlying binders prior to close of business on July 12, 2002.

     - Receipt of confirmation that no carriers in layers excess of Arch Bermuda receive more favorable terms or a higher premium rate.

     - Receipt, review and acceptance of an acceptable warranty letter, wording to be advised by Arch Insurance (Bermuda), signed by the Chairman or CEO, prior to July 12, 2002.

     - Receipt of the net premium by Arch Bermuda prior to close of business on July 12, 2002.

Best Regards,
/s/ Tony Hay
Tony Hay


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